Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter 2015 Results

•	Q3 2015 revenue of $67.2 million, up 11% or 13% in constant currency from prior year, exceeds high-end of guidance, led by U.S. growth of 20%
•	Q3 2015 pro forma EPS of $0.20 cents, up 25% from prior year, also exceeds high-end of guidance
•	Company declares semi-annual dividend of $0.10 per share for holders of record on December 28, 2015

MIAMI, FL – November 10, 2015 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the third quarter, which ended on October 2, 2015.

Third quarter 2015 revenue increased 11%, or 13% in constant currency, to $67.2 million, as compared to $60.4 million for the same period in 2014. Pro forma diluted earnings per share were $0.20 for the third quarter of 2015, an increase of 25%, as compared to $0.16 for the same period in 2014. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.10 cents for both the third quarter of 2015 and 2014. GAAP results for the third quarter were unfavorably impacted by a $1.3 million accrual for performance based stock appreciation rights issued in fiscal 2012, which are now expected to be earned, as well as a higher effective tax rate when compared to the prior year.

In its recent meeting, the Company's Board of Directors declared the payment of its second semi-annual dividend of $0.10 per share for holders of record on December 28, 2015. This dividend will be paid on January 8, 2016.

“This was another strong quarter driven by solid U.S. demand across nearly all of our practices,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “More importantly, the demand continues into the fourth quarter and, when coupled with the new strategic alliances that we recently launched, bodes well for our prospects.”

Based on current economic outlook, the Company estimates total revenue for the fourth quarter of 2015 to be in the range of $63.0 million to $65.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.19 to $0.21.

Other Highlights

European Best Practices Conference – The Hackett Group held its annual European Best Practices Conference in London on October 7th and 8th. The event, “Creating World-Class Advantage Through

Digital, Analytical and Operational Agility,” was attended by more than 150 executives. It featured presentations by senior leaders from more than 16 companies, including: Altana AG, Becton, Dickinson and Co., BP Group, The Coca-Cola Company, Cofely UK, General Electric Co, GlaxoSmithKline plc, Henkel, Lexmark International, Linde AG, Michelin, Novo Nordisk, Sanofi, SAP AG, Tetra Pak Group, and WNS Global Services.

World-Class Procurement Research – New research from The Hackett Group found that world-class procurement organizations now deliver services at 17% less cost than typical companies while offering improved effectiveness, largely by becoming more customer-centric.  A key differentiator is the superior ability of world-class procurement organizations to gain a deep understanding of the needs of their business, react more quickly to changing requirements, and drive higher overall value and greater stakeholder satisfaction, the research found.

World-Class Finance – New research from The Hackett Group found that world-class finance organizations are far more responsive to business needs than their peers, driving greater value and agility while also spending more than 40% less and running with about half the staff. Overall, finance organizations continue to focus on redeploying resources away from transactional work towards higher-value activities to support innovation, growth, and greater agility, the research found. According to The Hackett Group’s research, world-class finance organizations are relying on three strategies to achieve operational excellence, drive higher value and improve agility: strengthening the foundations to enable agile service delivery; unleashing enterprise performance management (EPM) decision-making excellence; and building an adaptive finance organization.

World-Class HR – New research from The Hackett Group found that world-class HR organizations now spend 37% less than their peers and operate with 31% fewer staff, while delivering improved effectiveness and greater agility. The research also identified an array of HR capabilities that drive performance leadership, including: strategic workforce planning; technology/automation strategy; unified streamlined processes and systems; and performance measurement and analysis.

On Tuesday, November 10, 2015, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 779-3138, [Passcode: Third Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 10, 2015 and will run through 5:00 P.M. ET on Tuesday, November 24, 2015. To access the rebroadcast, please dial (888) 566-0509. For International callers, please dial (203) 369-3613.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 10, 2015 and will run through 5:00 P.M. ET on Tuesday, November 24, 2015. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies. Services include business transformation, enterprise performance management, working capital management, and global business services.  The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement, and information technology, including its award-winning Oracle EPM and SAP practices.

The Hackett Group has completed more than 11,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 86% of the Fortune 100, 87% of the DAX 30 and 51% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository, and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com,  info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	October 2,	September 26,	October 2,	September 26,
	2015	2014	2015	2014
Revenue:
Revenue before reimbursements ("net revenue")	$59,992	$54,550	$174,320	$158,968
Reimbursements	7,225	5,887	20,266	17,426
Total revenue	67,217	60,437	194,586	176,394

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	36,231	33,440	106,272	99,646
Non-cash stock compensation expense	1,372	566	3,463	1,904
Acquisition-related non-cash stock compensation expense	251	276	677	623
Acquisition consideration reflected as compensation expense	-	860	-	2,580
Reimbursable expenses	7,225	5,887	20,266	17,426
Total cost of service	45,079	41,029	130,678	122,179

Selling, general and administrative costs	14,579	14,055	43,516	41,307
Non-cash stock compensation expense	2,068	814	3,123	2,158
Amortization of intangible assets	548	553	1,642	1,679
Acquisition related costs	-	-	-	120
Total selling, general, and administrative expenses	17,195	15,422	48,281	45,264

Bargain purchase gain from acquisition	-	-	-	(3,015)
Restructuring costs	-	-	-	3,604
Total costs and operating expenses	62,274	56,451	178,959	168,032

Income from operations	4,943	3,986	15,627	8,362

Other income (expense):
Interest income	1	2	3	4
Interest expense	(102)	(173)	(351)	(463)

Income from operations before income taxes	4,842	3,815	15,279	7,903
Income tax expense	1,784	879	5,525	1,734
Net income	$3,058	$2,936	$9,754	$6,169

Basic net income per common share:
Income per common share from operations	$0.11	$0.10	$0.34	$0.21
Weighted average common shares outstanding	28,755	28,558	28,675	28,872

Diluted net income per common share:
Income per common share from operations	$0.10	$0.10	$0.32	$0.21
Weighted average common and common equivalent shares outstanding	31,488	29,800	30,765	29,884

Pro forma data (1):
Income from operations before income taxes	$4,842	$3,815	$15,279	$7,903
Bargain purchase gain from acquisition	-	-	-	(3,015)
Non-cash stock compensation expense	3,440	1,380	6,586	4,062
Acquisition-related non-cash stock compensation expense	251	276	677	623
Acquisition-related cash compensation expense	-	860	-	2,580
Acquisition-related costs	-	-	-	120
Restructuring costs	-	-	-	3,604
Amortization of intangible assets	548	553	1,642	1,679
Pro forma income before income taxes	9,081	6,884	24,184	17,556
Pro forma income tax expense	2,724	2,067	7,255	5,705
Pro forma net income	$6,357	$4,817	$16,929	$11,851

Pro forma basic net income per common share	$0.22	$0.17	$0.59	$0.41
Weighted average common shares outstanding	28,755	28,558	28,675	28,872

Pro forma diluted net income per common share	$0.20	$0.16	$0.55	$0.40
Weighted average common and common equivalent shares outstanding	31,488	29,800	30,765	29,884

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, restructuring expense, acquisition-related costs and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with
Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued
inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	October 2,	January 2,
	2015	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,338	$14,608
Accounts receivable and unbilled revenue, net	43,993	37,421
Deferred tax asset, net	486	2,828
Prepaid expenses and other current assets	2,131	2,199
Total current assets	62,948	57,056

Property and equipment, net	14,189	13,753
Other assets	4,796	6,548
Goodwill, net	74,961	75,429
Total assets	$156,894	$152,786

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,950	$7,909
Accrued expenses and other liabilities	34,230	30,901
Current portion of long-term debt	-	-
Total current liabilities	40,180	38,810
Long-term deferred tax liability, net	8,276	5,925
Long-term debt	9,263	18,263
Total liabilities	57,719	62,998

Shareholders' equity	99,175	89,788
Total liabilities and shareholders' equity	$156,894	$152,786

Page 6 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)

	Quarter Ended
	October 2,	July 3,	September 26,
	2015	2015	2014
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$58,174	$55,991	$51,370
ERP Solutions (3)	9,043	10,404	9,067
Total revenue	$67,217	$66,395	$60,437

Revenue Concentration:
(% of total revenue)
Top customer	4%	3%	4%
Top 5 customers	16%	14%	15%
Top 10 customers	27%	25%	25%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	827	810	775
Total headcount	1,027	1,012	973
Days sales outstanding (DSO)	60	61	67
Cash provided by operating activities (in thousands)	$12,546	$7,015	$5,888
Depreciation (in thousands)	$651	$663	$512
Amortization (in thousands)	$548	$547	$553

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$396	$397	$368

ERP Solutions:
ERP Solutions consultant utilization rate (3)	75%	77%	72%
ERP Solutions gross billing rate per hour (3)	$132	$136	$128

Shares Repurchased:
Shares purchased (in thousands) (5)	-	83	485
Cost of shares repurchased (in thousands) (5)	$-	$816	$2,974
Average price per share of shares purchased (5)	$-	$9.83	$6.13
Remaining Plan authorization (in thousands)	$2,309	$2,309	$4,322

(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 40% of which are offshore resources.
(4) Certain reclassifications have been made to conform with current reporting requirements.
(5) Shares repurchased include shares bought back to satisfy employee net vesting obligations of 5 thousand shares for $65 thousand; 9 thousand shares for $113 thousand; and 2 thousand shares for $12 thousand, for the quarters ended October 2, 2015, July 3, 2015 and September 26, 2014, respectively.